CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Hospitality Worldwide Services, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of Hospitality Worldwide Services, Inc. on Form S-3 of our report dated March 21, 1997, relating to the consolidated financial statements of Hospitality Worldwide Services, Inc. and subsidiary appearing in the Annual Report on Form 10-K of Hospitality Worldwide Services, Inc. for the year ended December 31, 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman LLP
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BDO Seidman LLP

New York, New York
September 10, 1998